Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Zhanchang Xin, Chief Executive Officer of Qilian International Holding Group Limited (the “Company”), hereby certify to my knowledge that:

This Amendment No. 3 to annual report on Form 20-F for the year ended September 30, 2021 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2022

/s/ Zhanchang Xin
Zhanchang Xin
Chief Executive Officer (Principal Executive Officer)